Exhibit 99.1

IONIQ Sciences Announces the Appointment of Aaron B. Dorny to its Board of Directors

Salt Lake City, UT, October 7, 2021 – IONIQ Sciences, Inc. (“IONIQ” or the “Company”), is developing a rapid and non-invasive Multi-Cancer Screen for early detection that has the potential to expand the therapeutic window, dramatically improve survivability and reduce the cost of healthcare. Today IONIQ Sciences announced the appointment of Aaron B. Dorny to its Board of Directors.

Mr. Jared Bauer, CEO, stated, “On behalf of the IONIQ Sciences Board of Directors, we are delighted to welcome Mr. Dorny to the Board. We believe that his deep understanding of our life science business and proven financial acumen with companies large and small will greatly help us achieve our goals. Mr. Dorny’s contributions to our company over the past year and a half have already increased IONIQ’s market readiness and institutional attractiveness.”

Mr. Dorny, shared, “Many of us have felt the negative impact of cancer. Earlier detection may have dramatically improved the outcome. I firmly believe that IONIQ Sciences’ breakthrough bioimpedance technology and scalable platform has the potential to modernize early cancer detection. I am committed to helping IONIQ Sciences share their powerful solution with cancer patients and healthcare providers throughout the world.”

About Mr. Aaron B. Dorny

Mr. Dorny has dedicated his career to improving the operational and financial standing of companies of all sizes by utilizing his expertise in strategy, finance, and leadership. His work has crossed multiple industries, international borders, and business disciplines, including accounting, finance, manufacturing, intellectual property, product development, restructuring, and corporate strategic planning. His leadership and business skills have been enhanced by time spent with great colleagues at strong companies, such as Innovative Coatings, EP Minerals, EaglePicher, and Ernst & Young Corporate Finance, as well as in advisory roles for many other organizations. Mr. Dorny holds a Master of Accountancy from the Marriott School of Business at Brigham Young University.

About IONIQ Sciences, Inc.

IONIQ Sciences, Inc. is developing an advanced multi-cancer screening technology for early detection that has the potential to expand the therapeutic window, dramatically improve survivability and reduce the cost of healthcare. IONIQ Sciences operates at the confluence of its Electrical Impedance Analytics (EIA) or bioimpedance technology and Artificial Intelligence (AI). IONIQ Science’s first product utilizing its proprietary analytic platform, the IONIQ ProLung Test™ for lung cancer, has been designated a Breakthrough Device by the U.S. FDA.

About BioHive

IONIQ Sciences is proud to be a key supporter and member of the newly formed BioHive, a collective representing the life science and healthcare innovation ecosystem. By embracing diversity and collaboration, BioHive has become the fastest-growing life science community in America and their innovations are improving the lives of millions of patients. To learn more, please visit their site https://biohive.com.

IONIQ SCIENCES

350 West 800 North, Suite 214; Salt Lake City, Utah 84103 | +1.801.736.0729 | www.IONIQsciences.com

Forward-Looking Statements

Statements contained in this release that are not purely historical, including, without limitation statements regarding IONIQ Sciences’ future performance and goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in the ProLung, Inc. dba IONIQ Sciences’ Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include inherent risks and uncertainties relating to IONIQ Sciences’ ability to meet its funding requirements for its operations and other commitments and to obtain successful test results and regulatory approvals for its products. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections.

For further information about IONIQ Sciences, Inc., please contact:

Andy Robertson | 1-801-736-0729 | acr@IONIQsciences.com

IONIQ Sciences, Vice President of Business Development

IONIQ Sciences, Inc.

350 W. 800 N., Suite 214

Salt Lake City, Utah 84103

USA

www.IONIQsciences.com

Follow IONIQ Sciences, Inc. on Twitter, Facebook and LinkedIn: @IONIQSciences

IONIQ SCIENCES

350 West 800 North, Suite 214; Salt Lake City, Utah 84103 | +1.801.736.0729 | www.IONIQsciences.com